UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

October 30, 2017
Date of Report (Date of earliest event reported)

STORE Capital Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-36739	45-2280254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8377 East Hartford Drive, Suite 100
Scottsdale, AZ	85255
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 256-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Appointment of Catherine D. Rice to the Board of Directors

On October 30, 2017, the Board of Directors (the “Board”) of STORE Capital Corporation (the “Company”), acting upon the recommendation of the Nominating and Corporate Governance Committee of the Board, acted to increase the size of the Board from eight (8) to nine (9) members and appointed Catherine D. Rice to fill the newly-created position.  In addition, the Board appointed Ms. Rice to serve on the Audit Committee of the Board and, in connection with such appointment, determined that Ms. Rice is an “audit committee financial expert.” Ms. Rice will serve on the Audit Committee in place of Morton H. Fleischer, the Chairman of the Board, who will step down from the Audit Committee but continue to serve as Chairman of the Board and as a member of the Compensation, Nominating and Corporate Governance, Investment and Executive Committees of the Board.  The Board determined that Ms. Rice is “independent” pursuant to the standards of the New York Stock Exchange, applicable rules of the Securities and Exchange Commission, and the Company’s Corporate Governance Guidelines.

Ms. Rice will be compensated for her board service consistent with the compensation arrangements provided to the Board’s other independent, non-management directors, which are more fully described in the section entitled “Governance – 2016 Director Compensation” of the Company’s definitive proxy statement for its 2017 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 21, 2017, and will receive pro-rated amounts of the $60,000 annual cash retainer paid to the Company’s non-management directors and the $95,000 annual restricted stock grant made to the Company’s non-management directors, in each case for the period from the date of her appointment until the 2018 Annual Meeting of Stockholders. Ms. Rice will also enter into the Company’s standard form of indemnification agreement for directors, a form of which is filed as Exhibit 10.10 to the Company’s Current Report on Form 8-K, filed November 26, 2014.

Ms. Rice has over 30 years of experience in the real estate capital and investment markets and in the management and operation of public and private real estate companies. Most recently, Ms.Rice was a Senior Managing Director and CFO of W.P. Carey, one of the largest public global net-lease REITs.  While at W.P. Carey, Ms. Rice completed a comprehensive reorganization of the finance, accounting and IT functions as well as the development of the investor relations and capital markets areas to facilitate the company’s growth plan.  She was responsible for financial strategy, public capital-raising initiatives and a company-wide strategic evaluation, and was also a member of the operating and investment committees.  Earlier, Ms. Rice was a partner at Parmenter Realty Partners, a private real estate investment firm focused on distressed and value-add properties in the southern regions of the U.S. Her responsibilities included both capital raising and investing for the firm’s fourth fund.  Prior to that, Ms. Rice was the CFO of iStar Financial, a publicly traded finance company focused on the commercial real estate industry, where she was responsible for financial strategy and capital-raising initiatives, financial reporting and investor relations.  Ms. Rice spent the first 16 years of her career as a professional in the real estate investment banking groups of Merrill Lynch, Lehman Brothers and Banc of America Securities. During her career as an investment banker, she was involved in numerous capital-raising and strategic advisory transactions, including REIT IPOs, public and private debt and equity offerings, mergers and acquisitions, leveraged buyouts, and asset and corporate acquisitions and dispositions. Ms. Rice received a B.A. degree from the University of Colorado and an M.B.A. from Columbia University.

There were no arrangements or understandings between Ms. Rice and any other persons regarding her appointment to the Board, nor is Ms. Rice party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

On October 31, 2017, the Company issued a press release announcing the appointment of Ms. Rice as a member of the Company’s Board of Directors, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release announcing the appointment of Catherine D. Rice as a member of the Board of Directors of STORE Capital Corporation, dated October 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORE Capital Corporation

Dated: October 31, 2017
	By:	/s/ Michael T. Bennett
Michael T. Bennett
Executive Vice President-General Counsel

Exhibit Index

Exhibit	Description
99.1	Press release announcing the appointment of Catherine D. Rice as a member of the Board of Directors of STORE Capital Corporation, dated October 31, 2017.